UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 21, 2015

_____________________
 VERSO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 VERSO PAPER HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)

 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On August 21, 2015, Verso Paper Holdings LLC and Verso Paper Inc. (together, the “Issuers”) issued a press release announcing the extension of the expiration date for their previously announced offers to exchange (a) up to $180,767,777 aggregate principal amount of their Second Priority Adjustable Senior Secured Notes, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the outstanding like principal amount of their Second Priority Adjustable Senior Secured Notes and (b) up to $65,026,237 aggregate principal amount of their Adjustable Senior Subordinated Notes, which have been registered under the Securities Act, for any and all of the outstanding like principal amount of their Adjustable Senior Subordinated Notes (the “Exchange Offers”). The expiration date for the Exchange Offers has been extended to 5:00 p.m., New York City time, on Tuesday, August 25, 2015, unless further extended. All other terms, provisions and conditions of the Exchange Offers will remain in full force and effect.
For additional information concerning the foregoing, a copy of the press release issued by the Issuers on August 21, 2015, is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit
Number	Description

99.1	Press release issued by Verso Paper Holdings LLC and Verso Paper Inc. on August 21, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2015

VERSO CORPORATION

	By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

VERSO PAPER HOLDINGS LLC

	By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued by Verso Paper Holdings LLC and Verso Paper Inc. on August 21, 2015.